Sullivan & Worcester LLP
 One Post Office Square
 Boston, MA 02109

January 15, 2013

Tecogen Inc.
45 First Avenue
Waltham, Massachusetts 02451

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-178697) (the “Registration Statement”) being filed by Tecogen Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 31,475,787 shares of Common Stock, $.001 par value per share of the Company (the “Shares”) to be offered and sold from time to time by the selling stockholders listed in the Registration Statement under the heading “Selling Security Holders”.

We are acting as counsel for the Company in connection with the Registration Statement. We have examined and relied upon resolutions of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.  Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

The opinion rendered herein is limited to the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP
Boston, Massachusetts